UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2011

DESERT GATEWAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53293	26-2383102
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

414 SE Washington Blvd., #102, Bartlesville OK 74006

(Address of Principal Executive Offices)

_______________

(918) 336-1773

(Issuer Telephone number)

_______________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
o	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

October 3, 2011, Desert Gateway, Inc. (the “Company”) filed an Amendment to its Articles of Incorporation with the Delaware Secretary of State in order to effect a 1 to 9 (1/9) reverse stock split of the Company’s issued and outstanding common stock.  The Reverse Stock Split became effective on November 8, 2011.

Beginning on November 8, 2011, the Company’s shares of common stock will continue to trade on a split-adjusted basis under the temporary ticker symbol “DGTED” for a period of twenty (20) trading days to indicate the reverse stock split has occurred.  On November 29, 2011, the Company’s ticker symbol will revert back to its original symbol “DGTE”.

As a result of the reverse stock split, every 9 shares of the Company's issued and outstanding common stock will be combined into 1 share of common stock. The reverse stock split will not change the number of authorized shares of the Company's common stock.

No fractional shares will be issued in connection with the reverse stock split.  If, as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the shares will be rounded down to the next whole number.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Signature	Title	Date

/s/ Robert Wilson	CEO and CFO	November 14, 2011
Robert Wilson

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